                                                                     Exhibit 8.1






                                             _____________, ____


Triad Financial Corporation
7711 Center Avenue, Suite 100
Huntington Beach, California 92647

        Re: Triad Financial Corporation
            Registration Statement on Form S-3
            (File No. 333-65107)
            ----------------------------------

Ladies and Gentlemen:

        We have acted as counsel to Triad Financial Corporation, a California corporation (the "Registrant") in connection with the issuance and sale of its asset backed securities (the "Securities") that evidence interests in, or securities backed by, certain pools of loans. Each series of Securities will be issued pursuant to (i) a Pooling and Servicing Agreement among the Registrant, as servicer, an entity named in the prospectus supplement for such series of Securities, as Seller and an entity named in the prospectus supplement for such series of Securities, as trustee, as backup servicer and as collateral agent; (ii) a Sale and Servicing Agreement among the Registrant, in its individual capacity and as servicer, an entity named in the prospectus supplement for such series of Securities, as Seller, a trust formed pursuant to the Trust Agreement and an indenture trustee named in the related prospectus supplement; (iii) a trust agreement (the "Trust Agreement") among an owner trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement and/or (iv) an indenture (the "Indenture") among the trust formed pursuant to the Trust Agreement and an indenture trustee named in the related prospectus supplement. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the headings "Summary -- Tax Status" and "Federal Income Tax Consequences" in the Prospectus, all as parts of the Registration Statement on From S-3 (File No. 333-65107) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Federal

Triad Financial Corporation
______________, ____
Page 2

Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                         Very truly yours,

                                         Dechert Price & Rhoads